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                                                                    EXHIBIT 10.3


                          FOUNDING SCIENTISTS AGREEMENT

         AGREEMENT dated as of March 28, 1995 by and between Antigenics, Inc., a Delaware corporation having its principal place of business at Armen Partners, L.P., 30 Rockefeller Plaza, Suite 4220, New York, New York 10112 (the "Company"), and Pramod K. Srivastava (the "Founding Scientist").

         WHEREAS, the Founding Scientist has been and is engaged in research, development and teaching activities relating to the use of heat shock proteins for the development of therapeutic and/or prophylactic vaccines for cancer and infectious diseases (the "Field") at Mt. Sinai School of Medicine ("Mt. Sinai") and Fordham University ("Fordham");

         WHEREAS, the Founding Scientist desires to be the founding scientist of the Company and to assign to the Company to the extent permitted by Fordham or any other employer or funding agency certain intellectual property rights and, with the assistance of the Company, to facilitate Mt. Sinai and Fordham (or any other university or institution with which the Founding Scientist shall become affiliated) to exclusively license the intellectual property rights in the Field owned by Mt. Sinai, Fordham or any other employer or funding agency as a result of the Founding Scientist's research and development in the Field and the Company desires to obtain the rights to commercialize the results of such research and development;

         WHEREAS, the Company has issued to the Founding Scientist 380 shares of its common stock, $.01 par value (the "Common Stock"), of the Company, representing 38% of the total Common Stock of the Company initially issued to the Founding Scientist and the other founders of the Company, in consideration of the agreements herein specified;

         WHEREAS, the Founding Scientist and the Company agree that certain information regarding the Company's product research and development, its business planning and marketing strategy, and other Company proprietary information and trade secrets relating to the products, services and business of the Company that the Founding Scientist may obtain during the course of his activities under that certain Sponsored Research and Technology License Agreement between the Company and Fordham dated the date hereof (the "Sponsored Research and Technology License Agreement") should be used exclusively for the benefit of the Company;

         NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, the parties hereto agree as follows:



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         1. TERM. The term of this Agreement shall commence as of the date of this Agreement and unless terminated earlier as a result of the death, physical incapacity or mental incompetence of the Founding Scientist or under Section 10 hereof, it shall continue in effect for a period of ten (10) years (the "Initial Term"). The term of this Agreement shall be extended beyond the Initial Term for one or more additional one (1) year periods (individually, an "Additional Term") unless either party desires NOT to extend the term of this Agreement for an Additional Term, in which case such party shall give the other party at least thirty (30) days' prior written notice of his or its intention not to extend the Agreement for an Additional Term.

As used in this Agreement, the term of the Agreement shall include the Initial Term and any Additional Terms.

         2. RESTRICTIONS ON THE DISCLOSURE OF PROPRIETARY INFORMATION.

                  (A) PROPRIETARY INFORMATION. For purposes of this Agreement, the term "Proprietary Information" shall mean all knowledge and information which the Founding Scientist has acquired or may acquire as a result of, or related to, his relationship with the Company concerning the Company's business, finances, operations, strategic planning, research and development activities, products, molecules, organisms, laboratory materials, prototypes, software programs, firmware, designs, systems, improvements, applications, processes, trade secrets, services, cost and pricing policies, and including, but not limited to, information relating to formulae, diagrams, schematics, notes, data, memoranda, methods, know-how, techniques, inventions, and purchasing, merchandising and selling strategies. Notwithstanding the foregoing sentence, but subject to Section 3 hereof, such Proprietary Information does not include
(i) information which is or becomes publicly available (except as may be disclosed by the Founding Scientist in violation of this Agreement), or (ii) information acquired by the Founding Scientist from a third-party source other than the Company or any of its employees, consultants or shareholders, which source legally acquired such information directly from the Company or elsewhere.

                  (B) NONDISCLOSURE OBLIGATION. The Founding Scientist agrees that he will not at any time, either during or after the term of this Agreement, without the prior written consent of the President or Board of Directors of the Company, divulge or disclose to anyone outside the Company, or appropriate for his own use or the use of any third party, any such Proprietary Information, and will not during his engagement by the Company hereunder, or at any time thereafter, disclose or use or attempt to use any such Proprietary Information for his own benefit, or the benefit of any third party, or in any manner which may injure or cause loss or may be calculated to injure or cause loss to the Company. The Founding Scientist's obligations contained in this subsection 2(B) shall lapse on the fifth anniversary of the termination of this Agreement.

         3. ASSIGNMENT OF PROPRIETARY INFORMATION.

                  (A) INFORMATION. In consideration of this Agreement, the sale of Common Stock of the Company to the Founding Scientist and the parties' mutual interest in the Field, the Founding Scientist agrees that the term "Information" shall include all inventions, discoveries, know-how, technical information, improvements and other information relating to the Field



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which, during the term of or prior to this Agreement, are or were made, conceived (whether or not reduced to practice) or become known to the Founding Scientist and the Founding Scientist further agrees that Proprietary Information shall include the Information.

                  INSTITUTIONALLY-FUNDED RESEARCH. The parties hereto acknowledge that the Founding Scientist is and may become obligated to make certain disclosures to and assign all rights therein including certain patents and patent applications covering Information developed pursuant to research funded by the National Institutes of Health ("NIH") or other U.S. government or non-governmental agency to Fordham or another institution. Subject to the foregoing obligation, all patents and patent applications covering the Information shall be assigned by the Founding Scientist to the Company and the Founding Scientist agrees to execute all documents and take all other actions necessary to transfer title to such patents and patent applications to the Company. With respect to NIH or other sponsored research, the Founding Scientist and the Company agree to use best efforts to facilitate licensing of such Information to the Company by Fordham or any other institution.

                  DISCLOSURE AND PATENT PROSECUTION. The Founding Scientist agrees that he will promptly disclose to the Company any and all such Information in a manner that will enable the Company to use effectively the Information, and that, upon request of the Company, he will execute and deliver any and all documents or instruments and take any other action which the Company shall deem necessary to assign to and vest in the Company (subject to Section 3(B) hereof), to perfect copyright and patent protection with respect to, to procure licenses to, or to protect the Company's interest in, all of its rights and interests in and to such Information. The obligations of this Section 3 to take any such actions shall continue beyond the termination of this Agreement with respect to such Information and shall be binding upon his heirs, legal representatives, successors and assigns. The Company agrees to pay all copyright and patent fees and expenses incurred by the Founding Scientist for any assistance rendered to the Company pursuant to the foregoing.

         4. PUBLICATIONS. Nothing in this Agreement shall prevent the Founding Scientist from submitting for publication to any academic journal or periodical the results of research relating to the Field. So long as the Founding Scientist is subject to a non-disclosure obligation under Section 2 hereof, the Founding Scientist shall deliver, at least 30 days prior to any such submission for publication, to the Company the manuscript to be so submitted. The Founding Scientist shall cooperate in a timely manner with the Company in taking any and all actions necessary to perfect copyright and patent protection with respect to, or to protect the Company's interest in, any Information that the Company may deem to be disclosed in such manuscript.

         5. LICENSE AGREEMENTS; FUNDING. It is the expectation of the parties that the Sponsored Research and Technology License Agreement will be executed concurrently herewith and will provide the Company with an exclusive worldwide license to the results of the Founding Scientist's research and development in the Field at Fordham for a royalty set forth in such Sponsored Research and Technology License Agreement. The Company and the Founding Scientist further agree to use best efforts to obtain such a license from Mt. Sinai. The Company agrees that it will fund the Founding Scientist's research and development in the Field at Fordham or any other university or institution with which the Founding Scientist shall become affiliated during the three (3) years beginning effective as of November 1, 1994 at a quarterly



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rate of $100,000 per quarter, and that negotiations between the parties for funding beyond said three (3) year period will commence within the year prior to the expiration of said three (3) year period. It is the parties' expectation that the Sponsored Research and Technology Agreement will reflect a commitment of such funding to the Founding Scientist's laboratory at Fordham which will terminate on the earlier of October 31, 1997 or the date upon which the Founding Scientist terminates his employment with Fordham.

         6. CONFLICT OF INTEREST WITH RESPECT TO EQUITY POSITION. To avoid the appearance of a conflict of interest for so long as such a conflict is of concern to the Founding Scientist, the Company will not object to the establishment by the Founding Scientist of a blind trust to hold the Founding Scientist's Common Stock.

         7. CONSULTANCY. After the Company closes an equity financing of the Company of $2,000,000 or more of funds invested by parties other than the existing stockholders of the Company or their affiliates, the Company will enter into a consulting arrangement with the Founding Scientist on mutually satisfactory terms providing for the payment of consultant fees to the Founding Scientist at a per diem rate of $1,500 for up to three days per month of the Founding Scientist's consulting time which will be in addition to the Founding Scientist's obligations to Fordham.

         8. ABSENCE OF CONFLICTING AGREEMENTS. The Company does not desire to acquire from the Founding Scientist any trade secret, confidential know-how or confidential information that he may have acquired from others. Accordingly, the Founding Scientist represents and warrants that subject to his duties and obligations under the terms of his employment by Fordham or any other institution he is free to divulge to the Company, without any obligation to, or violation of any right of others, any and all information, know-how, technical information, practices and techniques which the Founding Scientist will be and is required to describe, demonstrate, divulge or in any other manner make known to the Company under this Agreement. The Founding Scientist represents and warrants that he is not a party to and he is not aware that Fordham is a party to any agreement or arrangement, whether oral or written, which would constitute a conflict of interest with this Agreement or would prevent him from carrying out his obligations to the Company under this Agreement. The Founding Scientist further covenants not to enter into any such agreement or arrangement during the term hereof.

         9. RESTRICTION ON SOLICITATION. During any period in which the Founding Scientist works on projects for the Company under the Sponsored Research and Technology License Agreement and for a period of one year thereafter, the Founding Scientist shall not recruit or otherwise solicit, entice or induce any employees of the Company or any of its subsidiaries or affiliates to terminate their employment with, or otherwise cease their relationships with the Company or any of its subsidiaries or affiliates, in order to engage in any activity for any business, firm, corporation or any other entity that conducts research with respect to, develops, produces or manufactures any products or techniques or provides services similar to those developed, produced, manufactured or provided by the Company.

         10. FOUNDING SCIENTIST'S AFFILIATION WITH ANOTHER UNIVERSITY. If the Founding Scientist shall become affiliated with a university or institution other than Fordham, the Founding Scientist and the Company agree and undertake to use best efforts and negotiate in


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good faith to obtain the same or substantially similar arrangements for himself and the Company with such other university relating to sponsored research for the Company and a worldwide exclusive license to the intellectual property produced in respect of such sponsored research as are provided for herein and in the Sponsored Research and Technology License Agreement with Fordham. If the Founding Scientist and the Company shall be unable to obtain such arrangements, the Company may terminate this Agreement and for a two-year period after any such termination, the Founding Scientist will not, without the Company's prior written consent, directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or stockholder of any company or business, engage in any business activity which is directly or indirectly in competition in the United States with any of the products or services being researched, developed, sold or otherwise provided by the Company at such time. The ownership by the Founding Scientist of not more than three percent of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or on NASDAQ shall not be deemed, in and of itself, to violate the prohibitions of this paragraph.

         11. GENERAL.

                  (A) This Agreement constitutes the entire Agreement between the parties relative to the subject matter hereof, and supersedes all proposals or agreements, written or oral, and all other communications between the parties relating to the subject matter of this Agreement.

                  (B) No provision of this Agreement shall be waived, amended, modified, superseded, canceled, renewed or extended except in a written instrument signed by the party against whom any of the foregoing actions is asserted. Any waiver shall be limited to the particular instance and for the particular purpose when and for which it is given.

                  (C) The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision of this Agreement.

                  (D) This Agreement and all rights and obligations hereunder are personal to the Founding Scientist and may not be transferred or assigned by the Founding Scientist at any time. The Company may assign its rights, together with its obligations hereunder, to any affiliate or successor in connection with any consolidation, merger, sale, transfer or other disposition of all or substantially all of the Company's business and assets. In the event of any consolidation or merger of the Company with or into any other corporation, or the sale or conveyance of all or substantially all of the assets of the Company to another corporation, the surviving or acquiring corporation shall be entitled to all rights and benefits provided under this Agreement, and become obligated to perform all of the terms and conditions hereof. The foregoing notwithstanding, the Company may transfer its Proprietary Information without limitation.

                  (E) Either party may terminate upon a material breach by the other party of any of their obligations set forth herein upon sixty (60) days' written notice; provided that if during said sixty (60) days the party so notified cures the breach then this Agreement shall remain in full force and effect. For purposes of this section 11(E) a material breach by the Company shall be



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defined as a failure to make the minimum payments set forth in Section 5 hereof and any payment required to be made under the terms of the Founding Scientist's consultancy set forth in Section 7 hereof. In addition, the Founding Scientist may terminate this Agreement on thirty (30) days' written notice in the event that funding of the Founding Scientist's research and development is not extended, at the same level, beyond the three (3) years contemplated in Section 5 hereof.

                  (F) This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the State of New York.

                  (G) All notices provided for in this Agreement shall be given in writing and shall be effective when either served by personal delivery, express overnight courier service, or by registered or certified mail, return receipt requested, addressed to the parties at their respective addresses herein set forth, or to such other address or addresses as either party may later specify by written notice to the other.

                  (H) This Agreement may be executed in duplicate counterparts, which, when taken together, shall constitute one instrument and each of which shall be deemed to be an original instrument.

                  (I) The provisions of Sections 2, 3, 4, 8, 9 and 10 shall survive the termination or expiration of this Agreement for the periods set forth herein as a continuing agreement of the Company and the Founding Scientist; provided, however that the provisions of Sections 9 and 10 shall not survive if the Founding Scientist has terminated the Agreement for a material breach pursuant to the provisions of Section 11(E) hereof.

                  (J) The parties agree that a breach of the provisions of Sections 2, 3, 4, 8, 9 and 10 hereof by the Founding Scientist will cause irreparable damage to the Company and that in the event of such breach the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of the Founding Scientist's obligations hereunder. Nothing herein contained shall be construed as prohibiting the Company or the Founding Scientist from pursuing any other remedies available to either for breach by the other under this Agreement or applicable law.

                  (K) The parties agree that each provision of this Agreement shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the

                  (L) enforceability of any of the other clauses herein. Moreover, if any one or more of the provisions of this Agreement shall for any reason be held to be exclusively broad as to scope, activity or subject so as to be unenforceable at law, such provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

                  (M) The Company agrees to pay the Founding Scientist's reasonable legal fees and expenses in connection with the preparation and negotiation of this agreement not to exceed $2,500.



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         IN WITNESS WHEREOF, parties have executed this Agreement as of the day and year first above written.

                                    ANTIGENICS, INC.

                                    By: /s/ Garo H. Armen
                                        ----------------------------------------
                                        President

                                    FOUNDING SCIENTIST

                                    /s/ Pramod K. Srivastava
                                    --------------------------------------------
                                    Pramod K. Srivastava
                                    3805 Greystone Avenue
                                    Riverdale, NY 10463














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